UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

GENERATION ASIA I ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41239	98-1588665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boundary Hall, Cricket Square Grand Cayman, Cayman Islands	KY1-1102
(Address of Principal Executive Offices)	(Zip Code)

(345) 814-5580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares	GAQ	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K that Generation Asia I Acquisition Limited, a Cayman Islands exempted company (the “Company”), filed on January 24, 2022 with the U.S. Securities and Exchange Commission (the “SEC”), the Company previously entered into an Investment Management Trust Agreement (the “IMTA”), dated January 19, 2022, with Continental Stock Transfer & Trust Company (“CST”), as trustee, as amended to date, including by that certain Amendment to Investment Management Trust Agreement dated as of July 14, 2023 and that certain Amendment No. 2 to Investment Management Trust Agreement dated as of January 18, 2024.

On April 16, 2024, the Company held an extraordinary general meeting of its shareholders (the “Meeting”). At the Meeting, the Company’s shareholders of record as of March 25, 2024 (the “Record Date”) approved an amendment (the “IMTA Amendment”) to the IMTA that extends the date by which the Company must consummate a business combination transaction from July 23, 2024 on a monthly basis up to July 23, 2025 (which is 42 months from the date of the Company’s initial public offering), by depositing into the trust account an amount equal to $35,000 for each one-month extension of the date by which the Company has to consummate a business combination effective immediately, as described in more detail in the definitive proxy statement on Form DEF 14A as filed with the SEC on March 29, 2024. Following such approval by the Company’s stockholders, the Company and CST entered into the IMTA Amendment on April 16, 2024.

The foregoing description of the IMTA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the IMTA Amendment, a copy of which is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Meeting on April 16, 2024, the Company’s shareholders approved by special resolutions the amendments to the Company’s Amended and Restated Memorandum and Articles of Association of the Company (collectively, the “Articles Amendments”), to, among other things, do the following:

(a) to extend the date by which the Company must consummate an initial business combination from July 23, 2024 to July 23, 2025; and

(b) to reduce the amount of monthly extension payments which the Company’s sponsor, Generation Asia LLC, or its affiliates or designees, must deposit into the trust account of the Company from an amount equal to the lesser of (x) $125,000 or (y) $0.03 per public share multiplied by the number of public shares outstanding at that time for each one-month extension of the date by which the Company has to consummate an initial business combination, to an amount equal to $35,000 for each one-month extension of the date by which the Company has to consummate an initial business combination, which date may be extended by the Company pursuant to Article 49.7 of the Company’s amended and restated memorandum and articles of association up to 12 times for an additional one month each time from July 23, 2024 until July 23, 2025 (which is a period of time ending 42 months from the consummation of the Company’s initial public offering), unless the closing of a business combination shall have occurred prior thereto;

The foregoing description is qualified in its entirety by reference to the Articles Amendments, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 13,958,081 of the Company’s Ordinary Shares, which represents a quorum of the outstanding Ordinary Shares entitled to vote as of the Record Date, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s shareholders voted on the following proposals, each of which was approved:

(1) The Extension Amendment Proposal: a proposal to amend, by way of special resolution, the Company’s amended and restated memorandum and articles of association as provided by the first special resolution in the form set forth in Annex A to the proxy statement, (a) to extend the date by which the Company must consummate an initial business combination from July 23, 2024 to July 23, 2025, and (b) to reduce the amount of monthly extension payments which the Company’s sponsor, Generation Asia LLC, or its affiliates or designees, must deposit into the trust account of the Company from an amount equal to the lesser of (x) $125,000 or (y) $0.03 per public share multiplied by the number of public shares outstanding at that time for each one-month extension of the date by which the Company has to consummate an initial business combination, to an amount equal to $35,000 for each one-month extension of the date by which the Company has to consummate an initial business combination, which date may be extended by the Company pursuant to Article 49.7 of the Company’s amended and restated memorandum and articles of association up to 12 times for an additional one month each time from July 23, 2024 until July 23, 2025 (which is a period of time ending 42 months from the consummation of the Company’s initial public offering), unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment Proposal”). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
11,195,790	2,762,291	0

(2) The Trust Amendment Proposal: a proposal to amend, by way of ordinary resolution, by the affirmative vote of at least 65% of the votes of the then outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together as a single class, the Company’s Investment Management Trust Agreement dated as of January 19, 2022 as amended to date, in the form set forth in Annex B to the proxy statement to, among other things, change the date by which the Company must consummate an initial business combination from July 23, 2024 to the monthly extended date or July 23, 2025, as the case may be, and amend other provisions of the Investment Management Trust Agreement related thereto (the “Trust Amendment Proposal” and together with the Extension Amendment Proposal, the “Proposals”). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
11,345,790	2,612,291	0

A proposal to adjourn the Meeting to a later date was not presented because there were enough votes to approve each of the other proposals.

No other items were presented for shareholder approval at the Meeting.

Item 7.01 Regulation FD Disclosure.

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Beginning on March 27, 2024, certain shareholders of the Company have submitted to the Company 2,422,500 Class B ordinary shares for the conversion into Class A ordinary shares, on a one-to-one basis, pursuant to the terms of the articles and memorandum of association of the Company. After processing all these conversions, 5,060,000 Class B Ordinary Shares will remain outstanding.

In connection with the Extension Amendment Proposal, the Company’s shareholders elected to redeem 5,342,374 Class A Ordinary Shares, which represents approximately 69% of the shares that were part of the units that were sold in the Company’s initial public offering. Such shareholders redeemed approx. $59,834,588.80 from the trust account of the Company. Following such redemptions, 2,357,355 Class A Ordinary Shares remain outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendments to Amended and Restated Memorandum and Articles of Association, effective April 16, 2024.
10.1	Amendment to Investment Management Trust Agreement, dated April 16, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2024	GENERATION ASIA I ACQUISITION LIMITED

	By:	/s/ Roy Kuan
	Name:	Roy Kuan
	Title:	Chief Executive Officer